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Exhibit 12

GTE California Incorporated and Subsidiary

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)


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                                                             Three
                                                          Months Ended
                                                         March 31, 1998
                                                         --------------
Net earnings available for fixed charges:
  Income continuing operations                              $108,096
  Add - Income taxes                                          72,568
      - Fixed charges                                         34,779
                                                            --------
Adjusted earnings                                           $215,443
                                                            ========

Fixed charges:
  Interest expense                                          $ 30,741
  Portion of rent expense representing interest                4,038
                                                            --------
Adjusted fixed charges                                      $ 34,779
                                                            ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                 6.19
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